                                 Exhibit 21.1




                        SUBSIDIARIES OF FIBERCHEM, INC.


          Name                                            State of Incorporation
          ----                                            ----------------------
     FCI Environmental, Inc. (formerly FCI Instruments,
     Inc.)                                                       Nevada
     Fiberoptic Medical Systems, Inc. (inactive)                 Nevada
     PetroTester, Inc. (inactive)                                New Mexico





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